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                        CONSENT OF PORTFOLIO CONSULTANT

To the Sponsor, Trustee and Holders
       Equity Focus Trusts - Trilogy Advisors Baby
       Boom Economy Portfolio, 2002 Series A (the "Trust")

       We hereby consent to the use of our name "Trilogy Advisors" and references to our firm in the Prospectus for the Trust.

                                       TRILOGY ADVISORS LLC

                                       /s/ ANDREW GORDON
                                       -----------------
                                       New York, New York
                                       February 25, 2002